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                                                                     EXHIBIT 4.5




                             SATYAM INFOWAY LIMITED

                                       AND

                                 CITIBANK, N.A.,
                                  AS DEPOSITARY

                                       AND

                    HOLDERS AND BENEFICIAL OWNERS OF AMERICAN
                          DEPOSITARY SHARES EVIDENCED
                BY AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER




                        --------------------------------
                                 AMENDMENT NO. 2

                                       TO

                                DEPOSIT AGREEMENT





                          DATED AS OF SEPTEMBER 24, 2002



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                      AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

        AMENDMENT NO. 2 TO DEPOSIT AGREEMENT, is made as of September 24, 2002 (the "Amendment"), by and among SATYAM INFOWAY LIMITED a company organized and existing under the laws of the Republic of India (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued under the American Deposit Agreement.

                         W I T N E S S E T H   T H A T

        WHEREAS, the parties hereto entered into that certain Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000 (as so amended the "Deposit Agreement"), for the creation of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;

        WHEREAS, the Company has changed the ratio of Shares to ADSs (as set forth in Section 1.3 of the Deposit Agreement) from (i) one (1) Share to four
(4) ADSs to (ii) one (1) Share to one (1) ADS, and desires to amend the Deposit Agreement to reflect such change; and

        WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. DEFINITIONS. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

        SECTION 2.01. DEPOSIT AGREEMENT. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit



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Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to
Deposit Agreement, dated as of January 6, 2000, and as further amended by this Amendment No. 2.

        SECTION 2.02. CHANGE OF RATIO. All references made in the Deposit Agreement to each American Depositary Share representing one-fourth (1/4) of a Share shall, as of the Effective Date, refer to each American Depositary Share representing one (1) Share.


                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

        SECTION 3.01. CHANGE OF RATIO. All references made in the ADRs issued and outstanding to each American Depositary Share representing one-fourth (1/4) of a Share shall, as of the Effective Date, refer to each American Depositary Share representing one (1) Share.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        SECTION 4.01. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

        (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

        (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Republic of India, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of India, nor does any stamp or similar tax need to be paid in the Republic of India on or in respect of such agreements; and

        (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.



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                                    ARTICLE V

                                  MISCELLANEOUS

        SECTION 5.01. EFFECTIVE DATE. This Amendment is dated as of the date set forth above and shall be effective as of such date (the "Effective Date").

        SECTION 6.02. NEW ADRS. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADRs effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADRs attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADRs effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

        SECTION 6.03. NOTICE OF AMENDMENT TO HOLDERS. The Depositary is hereby directed to send notices informing the Holders of (i) the terms of this Amendment, (ii) the Effective Date of this Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding ADRs.

        SECTION 6.04. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

        SECTION 6.05. RATIFICATION. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

        SECTION 6.06. COUNTERPARTS. This Amendment may be executed in two or more parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, the Company and the Depositary have caused this
Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.


                                      SATYAM INFOWAY LIMITED


                                      By:     /s/ R. Ramaraj
                                         ---------------------------------------

                                      Name:   R. Ramaraj
                                           -------------------------------------

                                      Title:  Chief Executive Officer
                                            ------------------------------------


                                      CITIBANK, N.A., as Depositary


                                      By:     /s/ S. T. Yang
                                         ---------------------------------------

                                      Name:   S. T. Yang
                                           -------------------------------------

                                      Title:
                                            ------------------------------------



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